As filed with the Securities and Exchange Commission on December 8, 2005
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             Kearny Financial Corp.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           New Jersey                                            22-3803741
-------------------------------                               ----------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               120 Passaic Avenue
                           Fairfield, New Jersey 07004
                    ----------------------------------------
                    (Address of principal executive offices)

        Kearny Financial Corp. 2005 Stock Compensation and Incentive Plan
        -----------------------------------------------------------------
                            (Full Title of the Plan)

                              Albert E. Gossweiler
                             Chief Financial Officer
                               120 Passaic Avenue
                           Fairfield, New Jersey 07004
                                 (973) 244-4500
                    ----------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Richard Fisch, Esq.
                              Evan M. Seigel, Esq.
                            Malizia Spidi & Fisch, PC
                           1100 New York Avenue, N.W.
                                 Suite 340 West
                             Washington, D.C. 20005
                                 (202) 434-4660
                    ----------------------------------------

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================
    Title of                                   Proposed Maximum     Proposed Maximum
  Securities to              Amount to be          Offering        Aggregate Offering    Amount of Registration
  be Registered              Registered (1)    Price Per Share(2)       Price (2)                Fee (2)
  -------------              --------------    ------------------       ---------                -------
Common Stock
$0.10 par value per share    1,069,240 shares         $11.55            $12,349,722              $1,321.42

Common Stock
$0.10 par value per share    3,920,552 shares         $12.69            $49,751,805              $5,323.44
==================================================================================================================

(1) The maximum number of shares of Common Stock issuable upon awards to be granted under the Kearny Financial Corp. 2005 Stock Compensation and Incentive Plan consists of 4,989,792 shares, are being registered under this Registration Statement and for which a registration fee is being paid. Additionally, an indeterminate number of additional shares may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. An aggregate of 4,989,792 shares are being registered hereby, of which 1,069,240 shares are under option at a weighted average exercise price of $11.55 per share ($12,349,722 in the aggregate). The remainder of such shares 3,920,552 shares, consisting of unallocated options and restricted stock awards, are being registered based upon the average of the high and low prices of the Common Stock of the Registrant as reported on the Nasdaq National Market on December 5, 2005, of $12.69 per share ($49,751,805 in the aggregate), for a total offering of $62,101,527.

         This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 ("1933 Act") and Rule 462 of the 1933 Act.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
------

Item 2.  Registrant Information and Employee Plan Annual Information. *
------

         *This Registration Statement relates to the registration of 4,989,792 shares of Kearny Financial Corp. (the "Company" or "Registrant") common stock, $.10 par value per share (the "Common Stock") issuable to employees, officers and directors of the Registrant or its subsidiary as compensation for services in accordance with the Kearny Financial Corp. 2005 Stock Compensation and Incentive Plan under which 4,989,792 shares are issuable ( the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
------

         The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on December 28, 2004 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents filed by the Company are incorporated in this Registration Statement by reference:

         1. The description of the Company's securities as contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on December 28, 2004;

         2. The Company's Annual Report on Form 10-K for the year ended June 30, 2005;

         3. Form 8-K, filed on October 25, 2005;

         4. Form 8-K, filed on October 7, 2005;

         5. Form 8-K, filed on November 1, 2005;

         6. Form 8-K, filed on November 9, 2005; and

         7. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.
------

         Not Applicable

Item 6.  Indemnification of Directors and Officers.
------

         Article VI of the Bylaws of the Company sets forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such.

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a Director, officer or employee of the Company or is or was serving at the request of the Company as a Director, Officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer or employee or in any other capacity while serving as a Director, officer or employee, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Regulations of the Office of Thrift Supervision, as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

         The right to indemnification conferred herein shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, to the fullest extent authorized by the Regulations of the Office of Thrift Supervision. The rights to indemnification and to the advancement of expenses conferred herein shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators

Item 7.  Exemption from Registration Claimed.
------

         Not Applicable

Item 8.  Exhibits.
------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings.
------

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kearny in the State of New Jersey, on the 5th day of December, 2005.

                                     KEARNY FINANCIAL CORP.


Dated: December 5, 2005              By:   /s/ John N. Hopkins
                                           -------------------------------------
                                           John N. Hopkins
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Kearny Financial Corp. do hereby severally constitute and appoint John N. Hopkins as our true and lawful attorney and agent, to do any and all things and acts in our Kearny Financial Corp. names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said John N. Hopkins may deem necessary or advisable to enable Kearny Financial Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the registrant, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said John N. Hopkins shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.


By:      /s/ John N. Hopkins                                  By:      /s/ Albert E. Gossweiler
         ---------------------------------------------                 -----------------------------------------
         John N. Hopkins                                               Albert E. Gossweiler
         President and Chief Executive Officer                         Senior Vice President and Chief Financial
         (Principal Executive Officer)                                   Officer
                                                                       (Principal Financial Officer)

Dated: December 5, 2005                                       Dated: December 5, 2005

By:      /s/ William C. Ledgerwood                            By:      /s/ Theodore J. Aanensen
         ---------------------------------------------                 -----------------------------------------
         William C. Ledgerwood                                         Theodore J. Aanensen
         Senior Vice President, Treasurer and                          Director
            Chief Accounting Officer
         (Principal Accounting Officer)

Dated: December 5, 2005                                       Dated: December 5, 2005



By:      /s/ John J. Mazur, Jr.                               By:      /s/ Joseph P. Mazza
         ---------------------------------------------                 -----------------------------------------
         John J. Mazur, Jr.                                            Joseph P. Mazza
         Director                                                      Director

Dated: December 5, 2005                                       Dated: December 5, 2005


By:      /s/ Matthew T. McClane                               By:      /s/ John F. McGovern
         ---------------------------------------------                 -----------------------------------------
         Matthew T. McClane                                            John F. McGovern
         Director                                                      Director

Dated: December 5, 2005                                       Dated: December 5, 2005


By:      /s/ Leopold W. Montanaro                             By:      /s/ John F. Regan
         ---------------------------------------------                 -----------------------------------------
         Leopold W. Montanaro                                          John F. Regan
         Director                                                      Director

Dated: December 5, 2005                                       Dated: December 5, 2005


By:      /s/ Henry S. Parow
         ---------------------------------------------
         Henry S. Parow
         Director

Dated: December 5, 2005


                                INDEX TO EXHIBITS





   Exhibit                         Description
   -------                         -----------

     4.1          Kearny Financial Corp. 2005 Stock Compensation and
                  Incentive Plan

     4.2 Form of Stock Option Agreement to be entered into with respect to Stock Options under the Stock Option Plan

     4.3          Form of Restricted Stock Award Agreement


     4.4          Form of Stock Award Tax Notice


     5.1 Opinion of Malizia Spidi & Fisch, PC as to the validity of the Common Stock being registered


    23.1 Consent of Malizia Spidi & Fisch, PC (appears in their opinion filed as Exhibit 5.1)


    23.2          Consent of Beard Miller Company LLP


     24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein